Exhibit 4.3

                 REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of June 18, 1999, between The MacNeal-Schwendler Corporation, a Delaware corporation ("MSC"), Dendron Technology B.V., a Dutch corporation, and Fronos Technology B.V., a Dutch corporation (together the "NI Subs").

                            RECITALS

          WHEREAS, MSC has entered into that certain Stock
Purchase Agreement, dated as of May 26, 1999 (the "Stock Purchase
Agreement"; all capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Stock
Purchase Agreement) with the NI Subs;

          WHEREAS, pursuant to the Stock Purchase Agreement MSC has agreed to issue to the NI Subs on the Closing Date (i) subordinated promissory notes in an aggregate principal amount of $11,000,000 with a term to full maturity of ten (10) years, (ii) subordinated promissory notes in an aggregate principal amount of $3,236,012 with a term to maturity of two (2) years (together the "Notes"), and (iii) five year warrants for the purchase of 1,400,00 shares of common stock of MSC at an exercise price of $10.00 per share (the "Warrants");

          WHEREAS, the issuance of the Notes and Warrants has not been registered under the Securities Act and the Notes and Warrants are subject to restrictions on resale or other disposition;

          WHEREAS, MSC desires to grant, and the NI Subs desire to accept, the registration rights set forth in this Agreement in respect of the Securities, as defined herein; and

          WHEREAS, execution and delivery of this Agreement by the parties hereto is a condition precedent to the closing of the Stock Purchase Agreement.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

          SECTION 1.  Definitions.

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Holder" means the NI Subs and any transferee or assignee as permitted under Section 8 hereof.

          "Securities" means the Notes and Warrants issued to the NI Subs pursuant to the Stock Purchase Agreement and the shares of common stock of MSC purchasable upon exercise of the Warrants. As to any particular Securities, once issued such securities shall cease to be Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such securities are eligible to be resold pursuant to Rule 144(k) or (D) such securities have been transferred to a person who is not a Holder.

          The terms "register," "registered" and "registration" refer to the preparation and filing with the SEC of a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement or document.

          "Registration Expenses" means all expenses, except Selling Expenses, incurred by MSC while complying with Section 2 of this Agreement. Registration Expenses shall include, without limitation, all registration and filing fees and other qualification fees, blue sky fees, printing expenses and fees and disbursements of MSC's accountants and legal counsel incurred in any registration pursuant to Section 2.

          "SEC" means the United States Securities and Exchange
Commission or any successor agency.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Selling Expenses" means all underwriting discounts, selling commissions, stock transfer taxes relating to any Holder's registered securities and any fees and disbursements of counsel, accountants or other agents for any Holder.

          "Stock Purchase Agreement" shall have the meaning given in the recitals hereof.

          SECTION 2.  Registration.

          (a) Registration Statement. Within 120 days from the date of this Agreement, MSC will file a registration statement on Form S-3 (if available) with the SEC covering the resale of the Securities from time to time in unsolicited broker's transactions including only usual and customary brokers' commissions.

          (b)  Notice of Effectiveness.  Promptly upon
declaration of effectiveness by the SEC of a registration statement filed pursuant to this Agreement, MSC shall give written notice thereof to each Holder whose Securities are included in such registration statement.

          (c) Blackout Periods. Following the effective date of any registration statement filed pursuant to this Section 2, MSC shall be entitled, from time to time, to notify the Holders to discontinue offers or sales of Securities pursuant to such registration statement for the period of time stated in such notice, up to a maximum of sixty (60) consecutive days (such notice being a "Blackout Notice"), if MSC determines, in its reasonable business judgment, that such offers and sales would materially interfere with any financing, acquisition, corporate reorganization, securities offering or other material transaction, or if there has been any development, event, occurrence or change in circumstances which MSC would not be required to disclose at such time other than in connection with a registration statement, involving MSC or any of its subsidiaries, taken as a whole. Such notice shall be signed by an authorized officer of MSC. Each Holder agrees that upon receipt of a Blackout Notice such Holder shall discontinue offers or sales of Securities pursuant to any such registration statement for the period of time stated in the Blackout Notice and the time period set forth in subsection 2(d) shall be tolled during such period. MSC may issue any number of Blackout Notices and such notices may be given consecutively.

          (d) Effectiveness of Registration Statements. MSC shall cause any registration statement filed pursuant to this
Section 2 to remain effective for at least two years after it is declared or ordered effective or until the Holders have completed the distribution described therein, whichever first occurs; provided, however, that in no event will MSC be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which MSC would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.

          (e) Holdback Agreement. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of any securities issued by MSC under a registration statement, whether or not the Securities are included, each Holder agrees not to effect any public sale or distribution of the Securities (except as part of such underwritten public distribution), including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by MSC in a written notice duly given to Holders, which period shall commence approximately fourteen (14) days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such MSC securities under a registration statement and shall continue for up to ninety (90) consecutive days after such effective date or commencement.

          SECTION 3.  Expenses of Registration.

          MSC shall bear the Registration Expenses arising out of the registration described in Section 2 hereof; provided, however, that all Selling Expenses relating to the registered securities of any Holder shall be borne by Holder and MSC shall have no liability therefor.

          SECTION 4.  Registration Procedures.

          For the registration carried out by MSC pursuant to this Agreement, MSC shall give each Holder written notice of the initiation of such registration and MSC will:

          (a) provide to each Holder participating in such registration a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and any other documents as may reasonably be necessary to facilitate a public offering;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the effectiveness of such registration statement;

          (c) use its best efforts to register or qualify all Securities covered by such registration statement under the securities or blue sky laws of such states as each Holder shall reasonably request, except that MSC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction or to consent generally to service of process in any such jurisdiction; and

          (d) immediately notify each Holder of Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          SECTION 5.  Information by Holder.

          Each Holder of Securities participating in any registration shall provide MSC, when requested, with written information regarding itself, its ownership of securities issued by MSC and such other information as may be necessary or desirable in connection with such registration. Such writing shall expressly state that it is being furnished to MSC for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be. Each Holder agrees, by its acquisition of Securities and its acceptance of the benefits provided to it hereunder, to furnish promptly to MSC all information required to be disclosed in order to make any previously furnished information not misleading.

          SECTION 6.  Delay of Registration.

          No Holder shall obtain or seek an injunction restraining or otherwise delaying any registration referred to in this Agreement as a result of any controversy arising out of the interpretation or implementation of this Agreement.

          SECTION 7.  Indemnification.

          (a) MSC will indemnify each Holder of Securities covered by any such registration statement, its officers, directors and partners and each person who controls such Holder within the meaning of Section 15 of the Securities Act against all reasonable expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the defense and settlement of any litigation, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or documents incorporated by reference therein, or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of any violation by MSC of the Securities Act or any rule or regulation promulgated under the Securities Act; provided, however, that MSC will not be under an obligation to indemnify any of them (i) if any of the foregoing are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to MSC by any Holder or (ii) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of any Holder's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Securities to such person if such statement or omission was corrected in such final prospectus or supplement; provided further, that the indemnity agreements contained in this subsection shall not apply to amounts paid in any settlement if such settlement is effected without the consent of MSC.

          (b) Each Holder participating in a registration pursuant to this Agreement will indemnify MSC, its directors and officers, each person who controls MSC within the meaning of
Section 15 of the Securities Act, and each other Holder and each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all reasonable expenses, claims, losses, damages and liabilities incurred and actions arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement and any documents related thereto or based upon any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, and including any of the foregoing incurred or arising out of the violation by any such Holder of the Securities Act or any rule or regulation promulgated thereunder; provided, however, that such Holder will only be obligated to indemnify any of them for any of the foregoing based upon a material misstatement or an omission (alleged or otherwise) made in reliance upon information furnished to MSC in writing by such Holder.

          (c)  Each party entitled to indemnification under this
Section 7 ("Indemnified Party") shall give prompt notice to the party required to provide indemnification ("Indemnifying Party") as soon as Indemnified Party has actual knowledge of any claim for which indemnify may be sought, and shall permit Indemnifying Party to assume and control the defense of any such claim or any litigation resulting therefrom, provided that Indemnified Party will have the right to approve (whose approval shall not be unreasonably withheld) of the counsel chosen by Indemnifying Party to defend such claim or litigation, and provided that Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice of a claim subject to indemnification shall not relieve Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to Indemnifying Party's ability to defend such claim. Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defense. In defending such claim, Indemnifying Party shall not, without the prior written consent of Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include an unconditional provision releasing Indemnified Party from all liability in respect to such claim or litigation.

          (d)  The obligations of MSC and Holders under this
Section 7 shall survive the completion of any offering of Securities in a registration statement under this Agreement, and otherwise.

          SECTION 8.  Transfer of Registration Rights.

          Any Holder's rights under Section 2 hereof may not be assigned or transferred except to Nearchos Irinarchos or an affiliate thereof.

          SECTION 9.  Amendment of Registration Rights.

          Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of MSC and Holders of a majority of the Securities then outstanding. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder, each transferee or assignee of Holder pursuant to
Section 8 of this Agreement.

          SECTION 10. Rule 144.

          MSC covenants that it will file, on a timely basis, all reports required to be filed by it under the Securities Exchange Act of 1934, and it will take such further action and provide such documents as any Holder of Securities may request, all to the extent required from time to time to enable the Holders to sell Securities without registration under the Securities Act within the limitation of the conditions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holders, MSC will deliver to the Holders a written statement verifying that it has complied with such information and requirements.

          SECTION 11.  Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (i) when delivered personally or by telecopier,
(ii) if to a party in the same country as the mailing party, when mailed first class registered or certified mail, postage prepaid, or (iii) if to a party in a different country from the sending party, on the second day following deposit with a reputable commercial air courier, charges prepaid, to each respective party as shown below:

          (a) If to the Holders of Securities, to the addresses shown on the signature page(s) hereto, with a copy to:

               Graham & James
               600 Hansen Way
               Palo Alto, California 94304
               Attention: Joe C. Sorenson, Esq.
               Telecopier: (650) 856-3619

          (b)  If to MSC to:

               The MacNeal-Schwendler Corporation
               815 Colorado Boulevard
               Los Angeles, CA 90041
               Attention: Louis Greco
               Telecopier: (323) 259-4969

          with a copy to:

               O'Melveny & Myers LLP
               1999 Avenue of the Stars, 7th Floor
               Los Angeles, California 90067
               Attention: D. Stephen Antion, Esq.
               Telecopier: (310) 246-6779

          SECTION 12.  Parties in Interest.

          This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

          SECTION 13.  Counterparts.

          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 14.  Headings.

          The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

          SECTION 15.  Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of law.

          SECTION 16.  Attorney's Fees.

          In the event of any action, complaint, petition or other proceeding ("Action") by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentences be severable from the other provisions of this Agreement, survive any judgement and, to the maximum extent permitted by law, not be deemed merged into such judgment.

          SECTION 17.  Severability.

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          SECTION 18.  Entire Agreement.

          This Agreement, together with the Stock Purchase
Agreement and the other agreements of MSC and the NI Subs of even date herewith, contains the entire understanding of the parties with respect to the subject matter of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                          THE MACNEAL-SCHWENDLER CORPORATION

                          By: /s/ Frank Perna, Jr.
                               -----------------------------
                          Its: Chief Executive Officer
                               -----------------------------


                          DENDRON TECHNOLOGY B.V.

                          By: /s/ Nearchos Irinarchos
                              -----------------------------
                          Its: General Manager
                               -----------------------------

                          Notice Address:
                                         c/o Nearchos Irinarchos
                                         -----------------------
                                         Vikavagen 9
                                         -----------------------
                                         S-167 71 Bromma, Sweden
                                         -----------------------

                              FRONOS TECHNOLOGY B.V.

                          By: /s/ Nearchos Irinarchos
                              -----------------------------
                          Its: General Manager
                               -----------------------------

                          Notice Address:
                                         c/o Nearchos Irinarchos
                                         -----------------------
                                         Vikavagen 9
                                         -----------------------
                                         S-167 71 Bromma, Sweden
                                         -----------------------